UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2014

AMERICAN INTERNATIONAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8787	13-2592361
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 Water Street

New York, New York 10038

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 770-7000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 18, 2014, Jay S. Wintrob, Executive Vice President – Life and Retirement of American International Group, Inc. (“AIG”) and AIG agreed to the termination of Mr. Wintrob’s employment effective not later than December 31, 2014 (subject to earlier termination upon Mr. Wintrob providing seven days’ notice). AIG has agreed to treat Mr. Wintrob’s termination as a “Covered Termination” under the AIG 2012 Executive Severance Plan and as an “Early Retirement” under the AIG Supplemental Executive Retirement Plan and to provide for “Retirement” treatment for good cause under his outstanding TARP RSUs (to the extent permitted by the terms thereof). Mr. Wintrob also will be considered an eligible employee for purposes of the Assurance Agreement with respect to certain obligations of Starr International Company, Inc. The benefits payable to Mr. Wintrob upon a termination without cause are described in AIG’s 2014 Proxy Statement under the caption “Termination Payments and Benefits for the Named Executive Officers as of December 31, 2013.”

The AIG 2012 Executive Severance Plan is filed as an exhibit to AIG’s Annual Report on Form 10-K for the year ended December 31, 2013 (File No. 1-8787). The AIG Supplemental Executive Retirement Plan and the Amendment to the AIG Supplemental Executive Retirement Plan are filed as exhibits to AIG’s Annual Report on Form 10-K for the year ended December 31, 2012 (File No. 1-8787). The Form of AIG 2009 TARP RSU Award Agreement (Top 25) is filed as an exhibit to AIG’s Current Report on Form 8-K filed on December 31, 2009 (File No. 1-8787). The Assurance Agreement, by AIG in favor of eligible employees, dated as of June 27, 2005, relating to certain obligations of Starr International Company, Inc. is filed as an exhibit to AIG’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 (File No. 1-8787).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN INTERNATIONAL GROUP, INC.

(Registrant)

Date: September 18, 2014	By:	/s/ James J. Killerlane III
	Name:	James J. Killerlane III
	Title:	Associate General Counsel and Assistant Secretary